SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2005

MULTI-COLOR CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2005, the Compensation & Organization Development Committee (the “Committee”) of the Board of Directors of Multi-Color Corporation (the “Company”) approved the following:

Salary Increases for Certain Executive Officers

The Committee approved the following increases in the annual salary of three executive officers of the Company: (i) Francis D. Gerace, President and Chief Executive Officer – an increase from $310,000 to $400,000; (ii) Dawn H. Bertsche, Senior Vice President, Chief Financial Officer and Secretary – an increase from $194,100 to $215,000; and (iii) Donald E. Kneir, President of the Decorating Solutions Division – an increase from $205,000 to $225,000.

Option Grants to Certain Executive Officers

The Committee approved the grant of options to purchase shares of the Company’s common stock to three executive officers in the following amounts: (i) Mr. Gerace – 40,000 shares; (ii) Ms. Bertsche – 20,000 shares; and (iii) Mr. Kneir – 15,000 shares. All options were granted pursuant to the 2003 Stock Incentive Plan and have a term of 10 years, vest in equal annual installments over a five-year period, and have an exercise price of $19.25.

Executive Incentive Compensation Plan

The Committee approved the Executive Incentive Compensation Plan for fiscal year 2006 (the “Plan”). The following executive officers are eligible to participate in the Plan: Mr. Gerace, Ms. Bertsche, Mr. Kneir and Edward V. Allen, President of the Packaging Services Division. The Plan provides for the following bonus ranges: Mr. Gerace, Ms. Bertsche and Mr. Kneir – between 0% and 150% of salary; and Mr. Allen – between 0% and 100% of salary.

Performance objectives were established for each participant for the 2006 fiscal year. The total bonus will equal the sum of the amounts calculated for each performance objective and each performance objective will be weighted. The amount calculated for each performance objective will equal the product of the performance factor times the target bonus times the weight factor for each performance objective.

The performance factor for each performance objective will be between 50% (for achieving 80% of the performance objective) and 200% (for achieving 120% of the performance objective). If achievement is obtained between the 80% to 100% bracket and 100% to 120% bracket, the performance factor will be prorated. Failure to achieve a minimum of 80% of any individual performance objective will result in a performance factor of zero and therefore a bonus for that performance objective of zero.

The performance objectives for Mr. Gerace and Ms. Bertsche include goals related to Company net income before taxes, internal sales growth, cash flow and return on invested capital. The performance goals for Mr. Kneir and Mr. Allen include goals related to Company net income before taxes, respective division net income before taxes, sales growth and respective division return on invested capital.

On April 21, 2005, the Company’s Board of Directors approved a change in Ms. Bertsche’s title from Vice President of Finance, Chief Financial Officer and Secretary to Senior Vice President, Chief Financial Officer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Senior Vice President, Chief Financial Officer

Date: April 27, 2005